                                                                    EXHIBIT 10.1

                                FOURTH AMENDMENT
                                     TO THE
                          WERNER HOLDING CO. (DE), INC.
                              EMPLOYEE SAVINGS PLAN

         WHEREAS, Werner Holding Co. (DE), Inc. (the "Sponsor") sponsors the Werner Holding Co. (DE), Inc. Employee Savings Plan (the "Plan"); and

         WHEREAS, Section 14.02 of the Plan reserves to the Sponsor the authority to amend the Plan, with limitations not relevant here; and

         WHEREAS, this amendment is conditional upon its not adversely affecting the qualification of the Plan and its accompanying trust under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the Plan is amended as follows:

         1. ACCELERATION OF PARTICIPATION FOR 401(k) PURPOSES. Effective
October 1, 1999, including with respect to all eligible employees who have not yet become eligible to make Salary Reduction Contributions (as defined in the Plan), subsections 2.02(a), (b) and (c) (as re-numbered by the Third Amendment) are amended by replacing the phrase "the Entry Date coincident with or next following completion of Six (6) Months of Service after his Date of Employment or Reemployment, if applicable" with the phrase "the first of the month following his Date of Employment or Reemployment, if applicable (if the Date of Employment or Reemployment falls before the 15th of the month) or the first of the second month following his Date of Employment or Reemployment, if applicable (if the Date of Employment or Reemployment falls on or after the 15th of the month)."

         2. ACCELERATION OF FORFEITURES. Effective upon adoption of this amendment, including with respect to all amounts not yet forfeited at the time of adoption of this amendment by participants whose employment terminated before the adoption of this amendment, the first sentence of section 6.02(b) is amended in its entirety to read as follows:

         The portion of the Participant's Company Contribution Account in which he is not vested at his termination of employment shall be declared a Forfeiture upon such termination of employment.